EXHIBIT 99


         Contact: Susan B. Railey
                  (301) 255-4740
                  Sharon Bramell                     FOR IMMEDIATE RELEASE
                  (301) 255-4742


                          AIM 85 DECLARES FIRST QUARTER
                       DISTRIBUTION OF TWO CENTS PER UNIT


                           ---------------------------


     ROCKVILLE, MD, March 21, 2005 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the quarterly distribution for the first quarter of 2005 in the amount of two cents per unit regular cash flow. Holders of record on March 31, 2005 will receive two cents per unit on May 2, 2005.

     AIM 85 declares distributions quarterly, in March, June, September and December, to be paid approximately one month after the end of each calendar quarter.




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